February 7, 2022 Lawson Products, Inc. Senior Secured Credit Facilities Amended and Restated Commitment Letter Lawson Products, Inc. 8770 W. Bryn Mawr Ave., Suite 900 Chicago, Illinois 60631 Attention: Ron Knutson, Chief Financial Officer Ladies and Gentlemen: You (the “Borrower” or “you”) have requested that JPMorgan Chase Bank, N.A. (“JPMorgan”) agree to arrange and syndicate senior secured credit facilities in an aggregate principal amount of up to $500,000,000 for you and certain of your affiliates on a joint and several basis, consisting of (i) a revolving credit facility in an initial aggregate principal amount of $200,000,000, (ii) an initial term loan facility in an aggregate principal amount of $250,000,000 and (iii) a delayed draw term loan facility in an aggregate principal amount of $50,000,000 (collectively, the “Facilities”). You have requested that JPMorgan commit to provide a portion of the Facilities and to serve as administrative agent for the Facilities. JPMorgan is pleased to advise you that it is willing to act as a joint lead arranger for the Facilities. Furthermore, JPMorgan, is pleased to advise you of (a) its commitment to provide up to $125,000,000 of the Facilities and (b) its agreement to use commercially reasonable efforts to assemble a syndicate of financial institutions identified by JPMorgan and agreed to by you, to provide the balance of the necessary commitments for the Facilities, in each case upon the terms and subject to the conditions set forth or referred to in this amended and restated commitment letter (this “Commitment Letter”) and in the Term Sheet attached as Exhibit A hereto (the “Term Sheet”). It is a condition to JPMorgan’s commitment hereunder that the portion of the Facilities not being provided by JPMorgan shall be provided by the other Lenders referred to below. 1. Titles and Roles It is agreed that (a) JPMorgan will act as the sole and exclusive administrative agent (the “Administrative Agent”) for the Facilities and (b) JPMorgan will act as a joint lead arranger and joint bookrunner for the Facilities (in such capacities, the “Initial Lead Arranger”); provided, that the Borrower acknowledges and agrees that (i) the agreement of JPMorgan to act as administrative agent for the Facilities may be assumed by an affiliated bank and (ii) JPMorgan may perform its responsibilities hereunder through one or more of its affiliates, including J.P. Morgan Securities LLC. JPMorgan will have “left lead” placement in all Information Materials (as defined below) and all other documentation used in connection with the Facilities, and JPMorgan will have all roles and responsibilities customarily associated with such placement. You agree that no other agents, co-agents, bookrunners or arrangers will be appointed, no other titles will be awarded and no compensation (other than as expressly contemplated by the Term Sheet and the Fee Letters referred to below) will be paid in connection with the Facilities unless you and we shall so agree; provided, that, subject to the immediately preceding sentence, you may, with our prior consent, appoint additional lead arrangers and/or joint bookrunners with respect to the 277862463v.2

2 Facilities in a manner and with economics to be agreed (any such additional financial institutions, “Additional Arrangers” and, together with the Initial Lead Arranger, the “Lead Arrangers”), upon the execution by such financial institution of customary joinder documentation and, thereafter, each such financial institution shall constitute a “Lead Arranger” hereunder; provided further, that no Additional Arranger shall receive fees greater than the fees payable to the Initial Lead Arranger. 2. Syndication The Lead Arrangers intend to syndicate the Facilities (including, in its discretion, all or part of each Lead Arranger’s (or its affiliates’) (the “Initial Lenders”) commitment hereunder) to a group of financial institutions (together with the Initial Lenders, the “Lenders”) identified by us in consultation with you and reasonably acceptable to you. The Lead Arrangers intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree to actively assist the Lead Arrangers in completing a syndication reasonably satisfactory to them. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrower and prospective Lenders, (c) the hosting, with the Lead Arrangers, of one or more virtual meetings of prospective Lenders upon reasonable prior notice and at times to be mutually agreed, (d) as set forth in the next paragraph, reasonable assistance in the preparation of customary materials to be used in connection with the syndication, including but not limited to, a customary confidential information memorandum and a customary lender presentation or lender slides, for distribution to prospective Lenders (all such information, memoranda and materials, collectively with the Term Sheet, the “Information Materials”), and (e) preparing and providing to the Lead Arrangers all customary information with respect to you and your subsidiaries and the transactions contemplated hereby, including all customary financial information and Projections (as defined below) as the Lead Arrangers may reasonably request to be used in connection with the arrangement and syndication of the Facilities. You hereby authorize the Lead Arrangers to download copies of the Borrower’s trademark logos from its website and post copies thereof and any Information Materials to a deal site on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Lead Arrangers to be its electronic transmission system (an “Electronic Platform”) established by the Lead Arrangers to syndicate the Facilities, and to use the Borrower’s trademark logos on any Information Materials or in any advertisements that the Lead Arrangers or any Initial Lender may place after the closing of the Facilities in financial and other newspapers, journals, the World Wide Web, home page or otherwise (including tombstones and other publication of the Facilities), at our own expense, describing our services to the Borrower hereunder; provided that any such materials shall be previously approved by the Borrower (such approval not to be unreasonably withheld, conditioned or delayed). You also understand and acknowledge that the Lead Arrangers and Initial Lenders may provide to market data collectors, such as league table, or other service providers to the lending industry, information regarding the closing date, size, type, purpose of, and parties to, the Facilities. You will assist the Lead Arrangers in preparing Information Materials for distribution to prospective Lenders. Before distribution of any Information Materials, if requested, you agree to execute and deliver to the Lead Arrangers a letter in which you authorize distribution of the Information Materials to a prospective Lender’s employees subject to customary confidentiality and exculpation provisions. The Lead Arrangers will manage all aspects of the syndication, in consultation with you, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (subject to your approval), the allocations of the commitments among the Lenders (subject to your approval) and the amount and distribution of fees among the Lenders (subject to your approval). In acting as the Initial Lead Arranger, JPMorgan will have no responsibility other than to arrange the syndication as set forth herein and is

3 acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the arrangement of the Facilities (including in connection with determining the terms of the Facilities) and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. 3. Information To assist the Lead Arrangers in their syndication efforts, you agree promptly to prepare and provide to the Lead Arrangers all information with respect to the Borrower and its subsidiaries and the transactions contemplated hereby (the “Transactions”), including all financial information and projections (the “Projections”), as the Lead Arrangers may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that (a) all information other than the Projections (the “Information”) concerning you or your affiliates that has been or will be made available to the Lead Arrangers by you or any of your representatives in connection with the Transactions is or will be, when furnished to the Lead Arrangers, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time) and (b) the Projections that have been or will be made available to the Lead Arrangers by you or any of your representatives in connection with the Transactions have been or will be prepared in good faith based upon reasonable assumptions at the time made; it being understood that the Projections (i) are based on future events, are not to be viewed as facts, and are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material and (ii) are not a guarantee of performance. For the avoidance of doubt, you will not be required to provide any information to the extent that the provision thereof would violate any attorney-client privilege, law, rule or regulation, or any obligation of confidentiality binding upon you or your affiliates. If, at any time prior to the termination of this Commitment Letter, you become aware that any of the representations and warranties in the preceding sentence would not be accurate and complete in any material respect if the Information or Projections were being furnished, and such representations and warranties were being made, at such time, then you agree to promptly supplement the Information and/or Projections so that the representations and warranties contained in this paragraph remain accurate and complete in all material respects under those circumstances. You understand that in arranging and syndicating the Facilities the Lead Arrangers may use and rely on the Information and Projections without independent verification thereof. 4. Fees As consideration for JPMorgan’s and each Initial Lender’s commitment hereunder and each Lead Arranger’s agreement to perform the services described herein, you agree to pay to the applicable Initial Lenders the nonrefundable fees set forth in Annex I to the Term Sheet and set forth in the fee letter between you and JPMorgan (the “Agent Fee Letter”) and in any other fee letter between you and any Initial Lenders (or their affiliates) and delivered in connection herewith (each such additional fee letter collectively with the Agent Fee Letter, the “Fee Letters”). You agree that, once paid, the fees or any part thereof payable hereunder or under the Fee Letters shall not be refundable under any circumstances, regardless of whether the transactions or borrowings contemplated by this Commitment Letter are consummated, except as otherwise agreed in writing by you and the parties to the applicable Fee Letter. All fees payable hereunder and under each Fee Letter shall be paid in immediately available funds in U.S. Dollars and shall not be subject to reduction by way of withholding, setoff or counterclaim or be otherwise affected by any claim or dispute related to any other

4 matter. In addition, all fees payable hereunder shall be paid without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, or will be grossed up by you for such amounts. 5. Conditions Each Initial Lender’s commitments and agreements hereunder and its agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any event, development or circumstance that has or could reasonably be expected to have a material adverse effect on the business, operations, property, or financial condition of the Borrower and its subsidiaries, taken as a whole, (b) our completion of and satisfaction in all respects with a due diligence investigation of the Borrower and its subsidiaries, (c) our not becoming aware after the date hereof of any information or other matter affecting the Borrower or its subsidiaries or the Transactions which in our judgment is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof or could reasonably be expected to materially impair the syndication of the Facilities, (d) during the syndication of the Facilities, there being no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower if such offering, placement or arrangement would materially impair the primary syndication of the Facilities (it being understood that your and your subsidiaries’ deferred purchase price obligations, ordinary course working capital facilities and ordinary course capital lease, receivables financing, purchase money and equipment financings, and any other indebtedness as mutually agreed upon with the Lead Arrangers in writing, will not be deemed in each case to materially impair the primary syndication of the Facilities), (e) the Lead Arrangers having been afforded a reasonable period of time to syndicate the Facilities, which in no event shall be longer than 30 days from the date of commencement of syndication, (f) your execution and delivery on or before June 30, 2022 (the “Termination Date”) of definitive documentation relating to the Facilities reasonably satisfactory to you, the Initial Lead Arranger and its counsel, (g) your compliance with the terms of this Commitment Letter and the Fee Letters, and (h) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of each Initial Lender’s commitment hereunder and of the Facilities are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of each Initial Lender, each Lead Arranger and the Borrower. Furthermore, the Borrower will continue to maintain JPMorgan as its primary depository bank and provider of treasury management services. 6. Limitation of Liability; Indemnity; Settlement (a) You agree that (i) in no event shall any indemnified person (as defined below) have any Liabilities, on any theory of liability, for any special, indirect, consequential or punitive damages incurred by you, your affiliates or your respective equity holders arising out of, in connection with, or as a result of, the Transactions, this Commitment Letter, the Fee Letters, the Facilities, the use of proceeds thereof or any other agreement or instrument contemplated hereby or thereby and (ii) no indemnified person shall have any Liabilities arising from, or be responsible for, the use by others of Information or other materials (including, without limitation, any personal data) obtained through electronic, telecommunications or other information transmission systems, including an Electronic Platform or otherwise via the internet, except to the extent such Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to result from the bad faith, willful misconduct or gross negligence of such indemnified person in managing the distribution of such Information or other materials; provided that, nothing in this clause (a) shall relieve you of any obligation you may have to indemnify an indemnified person, as provided in clause (b) below, against any special, indirect, consequential or punitive damages asserted against such indemnified person by a third party. You agree, to the extent permitted by applicable law, to not assert any claims against any indemnified person with respect to any of the foregoing. As used

5 herein, the term “Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind. (b) You agree (i) to (A) indemnify and hold harmless each Lead Arranger, each Initial Lender and their respective affiliates and the respective officers, directors, employees, advisors, affiliates and agents of such persons (each, an “indemnified person”) from and against any and all Liabilities and related expenses to which any such indemnified person may become subject arising out of or in connection with the Transactions, this Commitment Letter, the Fee Letters, the Facilities, the use of the proceeds thereof, any related transaction, the activities performed or the commitments or services furnished pursuant to this Commitment Letter or the role of JPMorgan or any Initial Lender in connection therewith or in connection with or any actual or prospective claim, litigation, investigation, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction relating to any of the foregoing (including in relation to enforcing the terms of clause (a) above and the terms of this clause (b)) (each, a “Proceeding”), regardless of whether any indemnified person is a party thereto or whether such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and (B) reimburse each indemnified person within thirty (30) days after receipt of a written request together with reasonably detailed backup documentation supporting such reimbursement request for any reasonable and documented legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing, regardless of whether or not in connection with any pending or threatened Proceeding to which any indemnified person is a party (with any legal expenses limited to one counsel for all indemnified persons (and, solely in the case of a conflict of interest, one additional counsel for each group of affected Indemnified Persons and, if reasonably necessary, one local counsel per relevant jurisdiction but excluding allocated fees and costs of in-house counsel)); provided that the foregoing indemnity will not, as to any indemnified person, apply to Liabilities or related expenses to the extent they (I) are found by a final, non-appealable judgment of a court of competent jurisdiction to arise or result (x) the bad faith, willful misconduct or gross negligence of such indemnified person in performing its activities or in furnishing its services under this Commitment Letter or (y) a material breach of the obligations of such indemnified person under this Commitment Letter, or (II) have not resulted from an act or omission by you or any of your affiliates and arise from a claim made by an indemnified person against any other indemnified person (other than any claims against JPMorgan or any other Lead Arranger in their capacities or in fulfilling their role as an arranger or agent or any similar role hereunder), and (ii) to reimburse each Lead Arranger, the Initial Lenders and their respective affiliates, after receipt of a written request together with reasonably detailed backup documentation supporting such reimbursement request, for all reasonable and documented out-of-pocket expenses (including due diligence expenses, syndication expenses (including electronic distribution expenses), consultant’s fees and expenses (if any), travel expenses, and reasonable and documented fees, charges and disbursements of one counsel to the Lead Arrangers and the Initial Lenders in each applicable jurisdiction (and, solely in the case of an actual or perceived conflict of interest, one additional counsel to the affected Initial Lender(s))) incurred in connection with the Transactions, the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letters and the definitive documentation relating to the Facilities) or the administration, amendment, modification or waiver thereof; provided, however, (x) to the extent that the closing date does not occur, any of the foregoing fees and expenses shall be paid within thirty (30) days after receipt of a written request together with reasonably detailed backup documentation supporting such reimbursement request, and (y) JPMorgan or its counsel shall provide you with periodic updates of accrued legal counsel fees and related out-of-pocket expenses in excess of $100,000. (c) You shall not be liable for any settlement of any Proceeding if the amount of such settlement was effected without your consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with your written consent or if there is a final judgment for the plaintiff in any such Proceeding, you agree to indemnify and hold harmless each indemnified person from and against any and all Liabilities and related expenses by reason of such settlement or judgment in

6 accordance with the terms of clause (b) above. You shall not, without the prior written consent of an indemnified person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such indemnified person unless (x) such settlement includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to such indemnified person from all liability on claims that are the subject matter of such Proceeding and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified person or any injunctive relief or other non-monetary remedy. 7. Affiliate Activities, Sharing of Information, Absence of Fiduciary Relationships JPMorgan and each Initial Lender may employ the services of its affiliates in providing certain services hereunder and, in connection with the provision of such services, may exchange with such affiliates information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter, and, to the extent so employed, such affiliates shall be entitled to the benefits, and be subject to the obligations, of JPMorgan or such Initial Lender, as applicable, hereunder. JPMorgan and each Initial Lender shall be responsible for its affiliates’ failure to comply with such obligations under this Commitment Letter. You acknowledge that JPMorgan, each Initial Lender and any of their respective affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the Transactions and otherwise. Neither JPMorgan, nor any Initial Lender nor any of their respective affiliates will use confidential information obtained from you by virtue of the Transactions or their other relationships with you in connection with the performance by JPMorgan, any Initial Lender or any of its respective affiliates of services for other companies, and neither JPMorgan, nor any Initial Lender nor any of their respective affiliates will furnish any such information to other companies. You also acknowledge that JPMorgan, each Initial Lender and their respective affiliates have no obligation to use in connection with the Transactions, or to furnish to you confidential information obtained from other companies. You agree that JPMorgan, each Initial Lender and their respective affiliates will act under this Commitment Letter as independent contractors and that nothing in this Commitment Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between JPMorgan, each Initial Lender and their respective affiliates, on the one hand, and you and your respective equity holders or your and their respective affiliates, on the other hand. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter are arm’s-length commercial transactions between JPMorgan and the Initial Lenders and, if applicable, their respective affiliates, on the one hand, and you, on the other, (ii) in connection therewith and with the process leading to such transaction each of JPMorgan and each Initial Lender and, if applicable, their respective affiliates, is acting solely as a principal and has not been, is not and will not be acting as an advisor, agent or fiduciary of you, your management, equity holders, creditors, affiliates or any other person and (iii) with respect to the transactions contemplated hereby or the process leading thereto none of JPMorgan or the Initial Lenders and, if applicable, their respective affiliates, has assumed (x) an advisory or fiduciary responsibility in favor of you or your affiliates (irrespective of whether JPMorgan, any Initial Lender or any of their respective affiliates has advised or is currently advising you or your affiliates on other matters (which, for the avoidance of doubt, includes acting as a financial advisor to the Borrower or any of its affiliates in respect of any transaction related hereto)) or (y) any other obligation except the obligations expressly set forth in this Commitment Letter. You further acknowledge and agree that (i) you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto, (ii) you are capable of evaluating and understand and accept the terms, risks and conditions of the transactions contemplated hereby, and JPMorgan and the Initial Lenders shall have no

7 responsibility or liability to you with respect thereto, and (iii) none of JPMorgan or the Initial Lenders is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction, and you shall consult with your own advisors concerning such matters and you shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby. Any review by any Initial Lender or any of its affiliates of the Borrower, the Transactions or other matters relating to the Transactions will be performed solely for the benefit of such Initial Lender and shall not be on behalf of the Borrower. The Borrower agrees that it will not claim that JPMorgan or any Initial Lender has rendered any advisory services or assert any claim against JPMorgan or any Initial Lender based on an alleged breach of fiduciary duty by JPMorgan or any Initial Lender in connection with this Commitment Letter and the Transactions or assert any claim based on any actual or potential conflict of interest that might be asserted to arise or result from the engagement of JPMorgan or any Initial Lender or any of their respective affiliates acting as a financial advisor to the Borrower or any of its affiliates, on the one hand, and the engagement of JPMorgan and the Initial Lenders hereunder and the transactions contemplated hereby, on the other hand. You further acknowledge that each of JPMorgan and each Initial Lender and their respective affiliates are full service securities or banking firms engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business JPMorgan, the Initial Lenders and their respective affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you and other companies with which you may have commercial or other relationships. With respect to any securities and/or financial instruments so held by JPMorgan, any Initial Lender, any of their respective affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. 8. Confidentiality This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or any Fee Letter nor any of their terms or substance hereof or thereof shall be disclosed by you, directly or indirectly, to any other person except (a) to your affiliates and yours and their officers, directors, agents, accounts, attorneys and other advisors (other than commercial lenders) (provided that they shall maintain the confidentiality of such information), (b) in connection with the exercise of any remedies hereunder or under the Fee Letters or any suit, action or proceeding relating to this Commitment Letter, any Fee Letter or the Facilities, (c) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree, to the extent practicable and not prohibited by applicable law or regulation, to inform us promptly thereof), (d) other than any Fee Letter or the contents thereof, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges, (e) other than any Fee Letter or the contents thereof, subject to customary confidentiality requirements, in presentations to or communications with any rating agency, (f) subject to customary confidentiality requirements, in any syndication or other marketing materials related to the Facilities, (g) the existence of the Fee Letter and the aggregate fees contained in the Fee Letter as part of projections, pro forma information and generic disclosure of aggregate sources and uses related to fee amounts to the extent customary or required in marketing materials, any proxy or other public filing or any prospectus or other offering memorandum), (h) the Term Sheet may be disclosed to Lenders and potential Lenders in connection with the syndication of the Facilities and (i) the Term Sheet and the aggregate fees contained in the Fee Letter to your direct and indirect investors who are informed of and agree to adhere to the confidential nature of such information. Officers, directors, employees and agents of each Lead Arranger, each Initial Lender and their respective affiliates shall at all times have the right to share amongst themselves information received, on a need to

8 know basis, from you and your respective affiliates and your respective officers, directors, employees and agents; provided that they shall maintain the confidentiality of such information. Each Lead Arranger will treat all non-public information provided to it by or on behalf of you in connection with the Transactions confidentially and shall not publish, disclose or otherwise divulge, such information; provided that nothing herein shall prevent such Lead Arranger and its affiliates from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation, subpoena or compulsory legal process or upon the request or demand of any regulatory authority (including any self-regulatory authority) or other governmental authority purporting to have jurisdiction over such Lead Arranger or any of its affiliates (in which case such Lead Arranger agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law or regulation, to inform you promptly thereof prior to disclosure), (b) to the extent that such information becomes publicly available other than by reason of improper disclosure by a Lead Arranger or any of its affiliates in violation of any confidentiality obligations owing to you hereunder, (c) to the extent that such information is received by a Lead Arranger from a third party that is not, to such Lead Arranger’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to you with respect to such information, (d) to the extent that such information is independently developed by a Lead Arranger or any of its affiliates, (e) to each Lead Arranger’s affiliates and their and their respective employees, directors, officers, independent auditors, rating agencies, professional advisors and other experts or agents who need to know such information in connection with the Transactions and who are informed of the confidential nature of such information (with such Lead Arranger responsible for its affiliates’ compliance with this paragraph), (f) in connection with the exercise of any remedies hereunder or under the Fee Letter or any suit, action or proceeding relating to this Commitment Letter, the Fee Letter or the Facilities and/or (g) to prospective Lenders, hedge providers, participants or assignees (collectively, “Prospective Parties”); provided that for purposes of clause (g) above, the disclosure of any such information to any Prospective Party shall be made subject to such Prospective Party written agreement to treat such information confidentially on substantially the terms set forth in this paragraph. If the Facilities close, each Lead Arranger’s obligations under this paragraph shall terminate and be superseded by the confidentiality provisions in the definitive documentation relating to the Facilities. Otherwise, the provisions of this paragraph shall expire one year after the date hereof. 9. Miscellaneous This Commitment Letter shall not be assignable by you without the prior written consent of JPMorgan and the Initial Lenders (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and the indemnified persons and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, JPMorgan and each Initial Lender. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter, the Term Sheet and the Fee Letters (and any joinder agreements or other agreements entered into in connection with the addition of Initial Lenders as parties hereto) are the only agreements that have been entered into among the Borrower, the Lead Arrangers and the Initial Lenders with respect to the Facilities and set forth the entire understanding of the parties with respect thereto.

9 The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Commitment Letter, any Fee Letter or any document to be signed in connection with this Commitment Letter and the Transactions shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of Illinois. The Borrower hereby irrevocably and unconditionally consents to the exclusive jurisdiction and venue of the state or federal courts located in the City of Chicago. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING BROUGHT BY OR ON BEHALF OF ANY PARTY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER, ANY FEE LETTER, THE TERM SHEET OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND (B) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LEGAL PROCEEDING IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF CHICAGO. JPMorgan and each Initial Lender hereby notifies you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”) and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it and its affiliates are required to obtain, verify and record information that identifies the Borrower and its subsidiary guarantors, which information includes the name, address, tax identification number and other information regarding the Borrower and its subsidiary guarantors that will allow JPMorgan and each Initial Lender to identify the Borrower and its subsidiary guarantors in accordance with the Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation and is effective for JPMorgan, Initial Lender and each of their respective affiliates. The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in any Fee Letter shall remain in full force and effect regardless of whether definitive documentation relating to the Facilities shall be executed and delivered and notwithstanding the termination of this Commitment Letter or JPMorgan’s commitment hereunder. Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letters by returning to the Initial Lead Arranger or its counsel executed counterparts hereof and of the Fee Letters not later than 11:59 p.m., Chicago time, on February 7, 2022. The commitments and agreements of the Initial Lenders herein will expire at such time in the event JPMorgan has not received such executed counterparts in accordance with the preceding sentence. This Commitment may be terminated at any time by you, effective upon receipt by the JPMorgan of notice to that effect from you. The parties hereto acknowledge and agree that this Commitment Letter amends and restates and supersedes in its entirety the Commitment Letter, dated as of January 13, 2022, between us and you. [Signature Pages Follow]

Amended and Restated Commitment Letter JPMorgan is pleased to have been given the opportunity to assist you in connection with this important financing. Very truly yours, JPMORGAN CHASE BANK, N.A. By: ___________________________________ Name: Title:

Amended and Restated Commitment Letter Accepted and agreed to as of the date first written above by: LAWSON PRODUCTS, INC. By: _______________________________ Name: Title:

B-I-1 Exhibit A Lawson Products, Inc. Senior Secured Credit Facilities Term Sheet February 7, 2022 I. Parties Borrower: Lawson Products, Inc. (“Lawson”), Baron Divestiture Company, Inc., Lawson Products Canada Inc., Bolt Supply House Ltd. and, after giving effect to each applicable Acquisition (as defined below), GS Operating, LLC and TestEquity LLC on a joint and several basis (collectively, the “Borrower” or the “Borrowers”). Joint Lead Arrangers and Joint Bookrunners: JPMorgan Chase Bank, N.A. (“JPMorgan” and in such capacity, the “Lead Arranger”) and other financial institutions to be determined. Administrative Agent: JPMorgan (in such capacity, the “Administrative Agent”). Lenders: A syndicate of banks, financial institutions and other entities, including JPMorgan, arranged by the Lead Arranger and agreed to by Lawson (collectively, the “Lenders”). II. Revolving Credit Facility Type and Amount of Facility: Five-year revolving credit facility (the “Revolving Facility”) in the U.S. Dollar equivalent amount of $200,000,000 (the “Revolving Commitment” and the loans thereunder, the “Revolving Loans”). Revolving Loans shall be available in (a) U.S. Dollars and (b) Canadian Dollars and other currencies acceptable to Lawson, the Lenders under the Revolving Facility, the Issuing Lender (to the extent Letters of Credit will be denominated in such currency) and the Administrative Agent; provided that each such additional currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into U.S. Dollars and available in the applicable interbank deposit market (collectively with U.S. Dollars and Canadian Dollars, “Agreed Currencies”). Availability: The Revolving Facility shall be available on a revolving basis during the period commencing on the Closing Date (as defined below) and ending on the fifth anniversary thereof (the “Termination Date”). Letters of Credit: A portion of the Revolving Facility not in excess of the U.S. Dollar equivalent of $25,000,000 shall be available in Agreed Currencies for the issuance of letters of credit (the “Letters of Credit”) by JPMorgan (in such capacity, the “Issuing Lender”). No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Termination Date

B-2 (or such later date as may be agreed by the Issuing Lender in its sole discretion; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above); provided further that Letters of Credit may extend beyond such date to the extent such Letters of Credit are cash collateralized or subject to other arrangements satisfactory to the Issuing Lender and consistent with the Existing Credit Agreement (as defined below)). Drawings under any Letter of Credit shall be reimbursed by the Borrowers (whether with their own funds or with the proceeds of Revolving Loans) on the same business day as provided in the Existing Credit Agreement. To the extent that the Borrowers do not so reimburse the Issuing Lender, the Lenders under the Revolving Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis. Swing Line Loans: A portion of the Revolving Facility not in excess of $10,000,000 may be available, at the discretion of the Swing Line Lender, for swing line loans in U.S. Dollars (the “Swing Line Loans”) from JPMorgan (in such capacity, the “Swing Line Lender”). Any Borrower organized in the United States may request Swing Line Loans from the Swing Line Lender on same-day notice. Any such Swing Line Loans will reduce availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender under the Revolving Facility shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swing Line Loan. Maturity: The Termination Date. III. Initial Term Loan Facility Type and Amount of Facility: A term loan facility (the “Initial Term Loan Facility”) in the amount of $250,000,000 (the “Initial Term Loan Commitment,” and the loans thereunder, the “Initial Term Loans”). Availability: The Initial Term Loans shall be made available in a single drawing on the Closing Date. Amounts repaid or prepaid in respect of the Initial Term Loans may not be reborrowed. Amortization: The Initial Term Loans will amortize in equal quarterly installments in an aggregate annual amount equal to 5% of the original principal amount of the Initial Term Loan Facility commencing on the last day of the first full fiscal quarter ending after the Closing Date. Maturity: The Initial Term Loan Facility will mature on the Termination Date. The remaining aggregate principal amount of the Initial Term Loans will be repayable at maturity. IV. Delayed Draw Term Loan Facility Type and Amount

B-3 of Facility: A delayed draw term loan facility (the “Delayed Draw Term Loan Facility”; the Delayed Draw Term Loan Facility and the Initial Term Loan Facility shall be collectively or individually referred to as the “Term Loan Facility”, as the context requires, and, together with the Revolving Facility, the “Facilities” and each a “Facility”) in the amount of $50,000,000 (the “Delayed Draw Term Loan Commitment,” and the loans thereunder, the “Delayed Draw Term Loans”; the Delayed Draw Term Loans and the Initial Term Loans being collectively referred to as the “Term Loans”). Availability: The Delayed Draw Term Loan Facility shall be available during the period commencing on the Closing Date and ending on the date that is 6 months after the Closing Date (the “DDTL Availability Period”), subject to the following conditions: (i) the Delayed Draw Term Loan Facility may be funded in minimum draws of $5,000,000; (ii) immediately before and after giving effect to each drawing under the Delayed Draw Term Loan Facility, no default or event of default shall have occurred or be continuing; and (iii) all of the representations and warranties in the Credit Documentation shall be true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or material adverse effect). The Delayed Draw Term Loan Commitment shall terminate on a dollar-for-dollar basis with any funding of Delayed Draw Term Loans (immediately after giving effect thereto). Any unused portion of the Delayed Draw Term Loan Commitment shall terminate on the last day of the DDTL Availability Period. Amounts repaid or prepaid in respect of the Delayed Draw Term Loans may not be reborrowed. Lawson may elect to terminate or reduce the Delayed Draw Term Loan Facility at any time upon prior notice to the Administrative Agent. Amortization: The outstanding principal balance of any drawing of Delayed Draw Term Loans will amortize at the same percentage as the Initial Term Loans funded on the Closing Date (or such other percentage(s) to be agreed by Lawson and the Administrative Agent to ensure that the Delayed Draw Term Loans will be “fungible” with the Initial Term Loans) and will commence on the first scheduled installment date for amortization of the Initial Term Loans following the earlier of (a) the date the Delayed Draw Term Loan Commitment has been fully drawn and (b) the date of expiration of the DDTL Availability Period. Maturity: The Delayed Draw Term Loan Facility will mature on the Termination Date. The remaining aggregate principal amount of the Delayed Draw Term Loans will be repayable at maturity. V. Expansion Feature

B-4 Incremental Facility: On or subsequent to the Closing Date, Lawson may, at its option, on the same terms and conditions as the applicable Facility (subject to such customary exceptions to be agreed between Lawson and the Lead Arranger), request to increase the Revolving Commitment and/or obtain incremental term loans in an aggregate amount of up to $200,000,000 during the term of the Facilities by obtaining one or more commitments from one or more Lenders or, with the consent of the Administrative Agent and, in the case of any increase in the Revolving Commitment, the Issuing Lender and the Swing Line Lender, but without the consent of any other Lenders, from other entities. No Lender shall have any obligation to increase its commitment under the Revolving Facility or to participate in any tranche of incremental term loans. VI. Purpose; Certain Payment Provisions Transactions: Lawson proposes to acquire, directly or indirectly, (i) all of the issued and outstanding equity interests of 301 HW Opus Holdings, Inc. (collectively with its subsidiaries and all assets relating thereto, the “Gexpro Target”) pursuant to the Agreement and Plan of Merger (together with all exhibits, schedules, disclosure letters and attachments and supplements thereto, the “Gexpro Acquisition Agreement”), dated as of December 29, 2021, among Lawson, Gulf Sub, Inc., 301 HW Opus Holdings, Inc. and 301 HW Opus Investors, LLC (the “Gexpro Acquisition”), and (ii) all of the issued and outstanding equity interests of TestEquity Acquisition, LLC (collectively with its subsidiaries and all assets relating thereto, the “TestEquity Target” and, together with the Gexpro Target, the “Targets” and each a “Target”) pursuant to the Agreement and Plan of Merger (together with all exhibits, schedules, disclosure letters and attachments and supplements thereto, the “TestEquity Acquisition Agreement” and, together with the Gexpro Acquisition Agreement, the “Acquisition Agreements” and each an “Acquisition Agreement”), dated as of December 29, 2021, among Lawson, Tide Sub, LLC, TestEquity Acquisition, LLC and LKCM TE Investors, LLC (the “TestEquity Acquisition” and, together with the Gexpro Acquisition, the “Acquisitions” and each an “Acquisition”). Purpose: The proceeds of the Initial Term Loan Facility and the Revolving Facility will be used to (a) pay the fees, costs and expenses incurred in connection with the Acquisitions, (b) finance the Refinancing (as defined below) and (c) finance the working capital needs and general corporate purposes of Lawson and its subsidiaries in the ordinary course of business (including, without limitation, permitted acquisitions and restricted payments). The proceeds of the Delayed Draw Term Loan Facility will be used solely to finance the TEquipment Acquisition and other Permitted Acquisitions and to pay the fees, costs and expenses incurred in connection therewith. Fees and Interest Rates: As set forth on Annex I to this Exhibit A. Voluntary Prepayments: Permitted in whole or in part, with prior written notice but without premium or penalty, subject to limitations as to minimum amounts of

B-5 prepayments consistent with the Existing Credit Agreement and customary indemnification for breakage costs in the case of prepayment of Term Benchmark Loans (as defined in Annex I to this Exhibit A) other than on the last day of a related interest period. Mandatory Prepayments: Revolving Loans will be required to be prepaid if the aggregate revolving credit exposure under the Revolving Facility exceeds the aggregate commitments thereunder; provided that if the dollar equivalent of the aggregate revolving credit exposure under the Revolving Facility exceeds the aggregate commitments thereunder solely as a result of currency exchange rate fluctuations, no prepayment shall be required until such aggregate revolving credit exposure exceeds 102% of the aggregate commitments under the Revolving Facility. In addition to any scheduled installments due on the loans under each Term Loan Facility, the following amounts shall be applied to prepay the Term Loans: (i) 100% of the net proceeds of any incurrence of debt after the Closing Date by Lawson or any of its subsidiaries that is not permitted under the Credit Agreement (as defined below); and (ii) 100% of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by Lawson or any of its subsidiaries of any assets, except for the sale of inventory or obsolete or worn-out property in the ordinary course of business and subject to certain other customary exceptions to be agreed upon (including an exception for sale and leaseback and for proceeds that are re- invested within 270 days after receipt thereof and with respect to the sale of any foreign assets where repatriation could trigger tax). The foregoing mandatory prepayments shall be applied to the outstanding Term Loans (x) ratably as between the Initial Term Loans and the Delayed Draw Term Loans and (y) within each such class of Term Loans, ratably to the remaining installments of such Term Loans (including, for the avoidance of doubt, the installment due on the maturity date of the applicable Term Loans). Mandatory prepayments of the Term Loans may not be reborrowed. VII. Collateral and Other Credit Support Collateral: The Facilities will be secured by a first priority perfected security interest in all of the personal property of each Borrower and its material domestic and Canadian subsidiaries (subject to exceptions consistent with the Existing Credit Agreement), whether consisting of tangible or intangible property, including all of the outstanding equity interests of subsidiaries directly owned by any Borrower or any Guarantor (collectively, the “Collateral”). The Collateral will also secure bank products (including ACH transactions, credit card transactions and cash management services) and swap agreements, in each case, owing

B-6 to any Lender or its affiliates. For the avoidance of doubt, the Collateral shall exclude all real property of Lawson and its subsidiaries, and no mortgages will be required. No pledges governed by the laws of any jurisdiction other than the U.S. or Canada will be required, and no action in any jurisdiction other than the U.S. or Canada will be required in order to create or perfect any security interest in assets titled or located outside of the U.S. or Canada. Guaranties: Each Borrower shall unconditionally guarantee all of the indebtedness, obligations and liabilities of each other Borrower arising under or in connection with the Credit Documentation. In addition, any direct or indirect material domestic or Canadian subsidiary of any Borrower (each, a “Guarantor”) shall unconditionally guarantee all of the indebtedness, obligations and liabilities of the Borrowers arising under or in connection with the Credit Documentation, and each Borrower and each Guarantor shall guarantee obligations in respect of secured bank products (including ACH transactions, credit card transactions and cash management services) and swap agreements owing to any Lender or its affiliates. Notwithstanding the foregoing, in no event shall any Borrower or Guarantor organized under the laws of Canada or any territory or province thereof provide a guaranty of, or collateral to secure, any obligations under the Facilities other than obligations of any Borrower or subsidiary organized under the laws of Canada or any territory or province thereof. VIII. Certain Conditions Initial Conditions: The availability of the Facilities shall be conditioned upon satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the “Closing Date”): (a) The Borrowers and the Guarantors shall have executed and delivered satisfactory definitive financing documentation with respect to the Facilities, including a credit agreement (the “Credit Agreement”), security documents and other legal documentation (collectively, together with the Credit Agreement, the “Credit Documentation”) mutually satisfactory to the Borrowers and the Lenders. (b) The Lenders, the Lead Arranger and the Administrative Agent shall have received all fees required to be paid and all expenses for which invoices have been presented, at least two business days before the Closing Date. (c) The Administrative Agent shall have received such closing documents as are customary for transactions of this type or as it may reasonably request, all in form and substance reasonably acceptable to the Administrative Agent, the Lead Arranger and their counsel. (d) The corporate structure, capital structure, other debt instruments and governing documents of each Borrower and its

B-7 affiliates and each Target shall be acceptable to the Administrative Agent. (e) Each Acquisition shall be consummated in all material respects in accordance with the terms of the applicable Acquisition Agreement substantially concurrently with effectiveness of the Credit Documentation and the initial funding of the applicable Facilities, without giving effect to any amendments, consents, waivers or other modifications thereto that are materially adverse to the Lenders. (f) Since December 29, 2021, (i) there shall not have been a “Company Material Adverse Effect” (as defined in the Gexpro Acquisition Agreement) and (ii) there shall not have been a “Company Material Adverse Effect” (as defined in the TestEquity Acquisition Agreement). (g) (i) The representations made by or with respect to the Gexpro Target and its subsidiaries in the Gexpro Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Lawson or its affiliates have the right (determined without regard to any notice requirement) to decline to close under the Gexpro Acquisition Agreement or to terminate Lawson’s (or their) obligations under the Gexpro Acquisition Agreement or to decline to consummate the Gexpro Acquisition, in each case, as a result of a breach of such representations in the Gexpro Acquisition Agreement, and (ii) the representations made by or with respect to the TestEquity Target and its subsidiaries in the TestEquity Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Lawson or its affiliates have the right (determined without regard to any notice requirement) to decline to close under the TestEquity Acquisition Agreement or to terminate Lawson’s (or their) obligations under the TestEquity Acquisition Agreement or to decline to consummate the TestEquity Acquisition, in each case, shall be true and correct to such extent after giving effect to the funding of the Facilities on the Closing Date (except to the extent any such representation expressly relates to an earlier date, in which case such representation shall be true and correct as of such earlier date). (h) The Lenders shall have received (a) U.S. GAAP audited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of each of Lawson and, to the extent available, each Target, in each case, for the fiscal year ended December 31, 2021, (b) to the extent the U.S. GAAP audited financial statements of any Target in respect of the fiscal year ended December 31, 2021 are not available as of the Closing Date, internally prepared U.S. GAAP consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows for each such Target for the fiscal year ended December 31, 2021, (c) U.S. GAAP unaudited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of Lawson and each Target for each subsequent fiscal quarter ended at least 60 days before the Closing Date (and comparable periods for the prior fiscal year), (d) Lawson’s projected income statement, balance sheet and cash flows through 2026

B-8 (inclusive of each Acquisition, any other acquisition to be consummated by Lawson or any Target on or prior to the Closing Date, and assumed synergies, and including a detailed description of the assumptions used in preparing such projections), each in a form reasonably satisfactory to the Administrative Agent and (e) to the extent available, a Quality of Earnings Report in respect of any other acquisition to be consummated by Lawson or any Target on or prior to the Closing Date. (i) The Lenders shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Lawson and its subsidiaries (including each Target and its respective subsidiaries) as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to paragraph 6 above, in each case, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) on a pro forma basis in accordance with Regulation S-X under the Securities Act of 1933, as amended. (j) Prepayment in full of all obligations under, and termination of the commitments under and release of all guarantees and liens, if any, granted under or in respect of: (i) to the extent not amended or amended and restated pursuant to the Credit Documentation, the Credit Agreement, dated as of October 11, 2019 (as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), by and among, inter alios, Lawson, JPMorgan, as agent, and the lenders party thereto; (ii) all “Payoff Indebtedness” (as defined in the Gexpro Acquisition Agreement) (which shall include, for the avoidance of doubt, the credit facilities evidenced by the Credit Agreement, dated as of January 3, 2022, among 301 HW Opus Holdings, Inc., GS Operating, LLC, the other loan parties party thereto, the lenders party thereto and JPMorgan, as administrative agent (as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time)); (iii) all “Payoff Indebtedness” (as defined in the TestEquity Acquisition Agreement) (which shall include, for the avoidance of doubt, the credit facilities evidenced by the Credit Agreement, dated as of April 28, 2017, among TestEquity LLC, the other loan parties party thereto, the lenders party thereto and NXT Capital, LLC, as administrative agent (as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time)); and (iv) certain other indebtedness of each Target and its respective subsidiaries mutually agreed by Lawson and the Lenders (collectively, the “Refinancing”). (k) The Administrative Agent shall have received, at least five days prior to the Closing Date to the extent requested at least ten days prior to the Closing Date, all documentation and other information regarding each Borrower and each Guarantor requested in connection with applicable “know your customer” and anti-money laundering

B-9 rules and regulations, including the Patriot Act and in connection with applicable “beneficial ownership” rules and regulations, a customary certification regarding beneficial ownership or control of each Borrower in a form reasonably satisfactory to the Administrative Agent and each requesting Lender. (l) Liens creating a first priority security interest in the Collateral being delivered on the Closing Date shall have been perfected; provided, that the only actions required to be taken on the Closing Date in order to perfect such Liens are the filing of UCC financing statements and the delivery of any pledged equity interests to the extent such equity is certificated and only to the extent that such delivery is possible after the Borrowers have used commercially reasonable efforts. On-Going Conditions: The making of each extension of credit shall be conditioned upon (a) the accuracy in all material respects of all representations and warranties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations); provided that any representation or warranty which is qualified as to materiality shall be true and correct in all respects; (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit and (c) after giving effect to the extensions of credit request in respect of the Revolving Facility, the total extensions of credit under the Revolving Facility shall not exceed the Revolving Commitment then in effect. IX. Certain Documentation Matters The Credit Documentation shall be negotiated in good faith to finalize the documentation for the Facilities, as promptly as reasonably practicable, shall be substantially consistent with the Existing Credit Agreement and related definitive transaction documentation, and shall contain the terms and conditions set forth in this Term Sheet, and shall otherwise be usual and customary for financings of this kind and reflect the operational and strategic requirements of Lawson and its subsidiaries in light of their size, industries, practices, matters disclosed in Lawson’s proposed business plan and shall reflect administrative requirements of the Administrative Agent to be mutually agreed. Representations and Warranties: Financial statements; no material adverse change; existence and standing, authorization and validity; compliance with agreements and law, including, without limitation, anti-corruption laws relating to bribery or corruption (“Anti-Corruption Laws”) and economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom (“Sanctions”); corporate power and authority; enforceability of Credit Documentation; no

B-10 conflict with law or material contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; no burdensome restrictions; taxes; insurance; Federal Reserve regulations; ERISA; Investment Company Act; capitalization and subsidiaries; environmental matters; labor matters; governmental approvals; solvency; use of proceeds; affected financial institutions; security interest; accuracy of disclosure; plan assets and prohibited transactions; and Beneficial Ownership Regulation. Affirmative Covenants: Delivery of quarterly and annual financial statements consistent with Lawson’s SEC filing requirements, quarterly compliance certificates and annual projections and other information requested by the Lenders; payment of obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws; maintenance of policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions; accuracy of information; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws; depository banks; casualty and condemnation; further assurances; use of proceeds, including in compliance with Anti-Corruption Laws and Sanctions; Beneficial Ownership Regulation; and guarantor and collateral requirements. Financial Covenants: Financial covenants limited to (the “Financial Covenants”): • 3.0x minimum Interest Coverage Ratio (to be defined as EBITDA / consolidated interest expense). Tested quarterly. • 4.0x maximum Total Net Leverage Ratio (to be defined as total debt, net of unrestricted cash and cash equivalents of the Borrowers and the Guarantors up to $25,000,000 with respect to which the Administrative Agent has a first priority perfected lien perfected by control agreements / EBITDA), with step-downs to be mutually agreed between Lawson and the Lead Arranger; provided that, upon the written request of Lawson in connection with any Material Acquisition, the foregoing maximum Total Net Leverage Ratio level for each of the four fiscal quarters ending immediately following the consummation date of such Material Acquisition shall be increased by 0.50 to 1.00 (a “Leverage Holiday”); provided further that such Leverage Holiday shall occur (i) only twice during the term of the Facilities, and (ii) only to the extent that no Event of Default has then occurred and is continuing. “EBITDA” shall mean net income after taxes + interest expense + income tax expense + depreciation and amortization +/ non- recurring expenses (extraordinary / exceptional / unusual / non- recurring charges, restructuring, integration, charges related to acquisition transitions, non-cash charges for inventory valuation, environmental remediation and associated legal costs, FX

B-11 gains/losses, LTM pro-forma results for acquisitions, and other non-recurring items). EBITDA adjustments shall also (i) include stock based compensation expense and real estate gains/losses and (ii) be subject to caps to be agreed between Lawson and the Administrative Agent. “Material Acquisition” shall mean (a) the TEquipment Acquisition as described in the Disclosure Schedules to the Test Equity Merger Agreement and (b) any acquisition with an aggregate purchase price greater than $75 million. The financial covenants will apply to Lawson and its subsidiaries on a consolidated basis, with definitions substantially consistent with the Existing Credit Agreement unless otherwise agreed between Lawson and the Lead Arranger. Negative Covenants: Limitations (subject to exceptions, thresholds and baskets, as appropriate, substantially consistent with the Existing Credit Agreement or as otherwise agreed between Lawson and the Lead Arranger, including the specific exceptions set forth herein and the addition of grower components for certain baskets and at certain levels as agreed to between Lawson and the Administrative Agent) limited to the following: • indebtedness (including guarantee obligations); • liens; • mergers, consolidations, liquidations, dissolutions and other fundamental changes; • sales of assets; • payment of restricted payments (including dividends and other payments in respect of equity interests); • investments (including acquisitions) (provided that the Credit Documentation shall permit the Acquisitions and Permitted Acquisitions); • loans and advances; • sale and leaseback transactions; • swap agreements; • optional payments and modifications of subordinated and other debt instruments; • transactions with affiliates; • changes in fiscal year; • negative pledge clauses; and • amendment of organizational documents or subordinated debt documents to the extent such change would materially and adversely affect the lenders. Permitted Acquisitions: (a) Each acquisition shall be made by a Borrower or a Guarantor and structured as (1) an asset acquisition of all or substantially all of the assets of the applicable target (or all or substantially all of a line or lines of business of target), (2) a merger of a target into such Borrower or such Guarantor, with such Borrower or such Guarantor as the survivor, or (3) a purchase of substantially all of the voting

B-12 equity interests or other controlling interest of the applicable target. (b) The acquisition will be consensual, consummated in accordance with the terms of the agreements related thereto and will be of a target whose line or lines of business are the same as or related, ancillary or incidental to the line of business engaged in by the Borrowers. (c) No default or event of default shall exist immediately prior to or immediately after giving effect thereto. (d) On a pro forma basis, and giving effect to total consideration and debt, costs and expenses, and the maximum amount of all earnouts and other contingent obligations calculated in accordance with GAAP, (i) Lawson shall be in compliance with the financial covenants, (ii) the Total Net Leverage Ratio is no greater than 0.25 to 1.00 less than the maximum Total Net Leverage Ratio permitted under the Financial Covenants (after giving effect to any applicable Leverage Holiday election) for the next applicable covenant test date and (iii) the sum of unused commitments under the Revolving Facility plus the amount of unrestricted cash after giving effect to such acquisition and any credit extensions in connection therewith shall not be less than $10,000,000. (e) The target must have positive pro forma adjusted EBITDA. (f) The aggregate total consideration in respect of acquisitions in non-Guarantor subsidiaries and assets that do not constitute Collateral shall not exceed $50,000,000 during the term of the Facilities. (g) With respect to acquisitions in which the total consideration thereof is $50,000,000 or more, the Borrowers shall provide at least twenty (20) days’ (or such shorter period as may be agreed by Administrative Agent) prior written notice of the acquisition and shall provide Administrative Agent with draft acquisition documents together with a due diligence package reasonably satisfactory to the Administrative Agent. (h) With respect to acquisitions in which the total consideration thereof is $50,000,000 or more, not less than five (5) business days prior to the consummation of the applicable acquisition, Lawson shall provide a certificate (i) certifying that all of the requirements for a permitted acquisition will be satisfied on or prior to closing and (ii) a reasonably detailed calculation of the financial covenant calculation described above. (i) Administrative Agent will be granted a first priority perfected lien (subject to permitted liens) in substantially all assets acquired (to the extent required by the Facilities documentation), and the Borrowers, the Guarantors and the

B-13 target (subject to exceptions to be agreed to the extent joining such target to the Facilities documentation would be overly burdensome or result in a negative tax consequence) shall have executed such documents and taken such actions as may be reasonably required by Administrative Agent in connection therewith consistent with the guarantee and collateral requirements delivered on the Closing Date. Events of Default: Limited to the following (subject to exceptions, cure periods and thresholds substantially consistent with the Existing Credit Agreement or as otherwise agreed between Lawson and the Lead Arranger): Nonpayment of principal or letter of credit reimbursement when due; nonpayment of interest, fees or other amounts after three business days; representations and warranties are incorrect in any material respect; violation of covenants (subject, in the case of certain affirmative covenants, to grace periods consistent with the Existing Credit Agreement); cross-default to occurrence of a default (whether or not resulting in acceleration) under any other agreement governing material indebtedness of Lawson or any of its subsidiaries; bankruptcy events; certain ERISA events; material judgments; any of the Credit Documentation shall cease to be in full force and effect or any party thereto shall so assert; any interests created by the security documents shall cease to be enforceable and of the same priority purported to be created thereby; and a change of control. Voting: Amendments, waivers and consents with respect to the Credit Documentation shall require the approval of Lenders holding more than 50% of the aggregate amount of the unused commitments under the Revolving Facility and the Delayed Draw Term Loan Facility, outstanding credit exposure under the Revolving Facility and outstanding Term Loans, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or final maturity of any loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (b) the consent of each Lender shall be required to (i) modify the payment waterfall or the pro rata sharing or commitment reduction requirements of the Credit Documentation, (ii) permit any loan party to assign its rights under the Credit Documentation, (iii) modify any of the voting percentages, (iv) release any guarantor of any credit extension, except as otherwise permitted in the Credit Documentation; or (v) release all or substantially all of the Collateral. Defaulting Lenders, etc.: Documentation will include customary provisions regarding defaulting Lenders, European Union and United Kingdom Bail-in provisions, Lender representations as to fiduciary status under ERISA, divisions and plans of division under Delaware law, Qualified Financial Contracts and erroneous payments. Assignments and Participations: The Lenders shall be permitted to assign all or a portion of their loans and commitments to eligible assignees with the consent, not to be unreasonably withheld, of (a) Lawson, unless (i) the assignee is a

B-14 Lender, an affiliate of a Lender or an approved fund or (ii) a default has occurred and is continuing, provided that Lawson shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) business days after having received notice thereof, (b) the Administrative Agent, unless only a Term Loan or a commitment under a Term Loan Facility is being assigned to a Lender, an affiliate of a Lender or an approved fund, (c) the Issuing Lender, unless a Term Loan or a commitment under a Term Loan Facility is being assigned, and (d) the Swing Line Lender, unless a Term Loan or a commitment under a Term Loan Facility is being assigned. In the case of partial assignments (other than to another Lender, to an affiliate of a Lender or an approved fund), the minimum assignment amount shall be $5,000,000 in the case of a commitment under the Revolving Facility, and $1,000,000, in the case of a Term Loan, unless otherwise agreed by Lawson and the Administrative Agent. The Lenders shall also be permitted to sell participations in their loans. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required. Pledges of loans in accordance with applicable law shall be permitted without restriction. Each Lender may disclose information to prospective participants and assignees. No assignments or participations may be made to any Disqualified Institution (as defined in the Existing Credit Agreement) without the prior written consent of Lawson; the Disqualified Institution list (i) will be provided to the Administrative Agent on or prior to the Closing Date and shall be reasonably acceptable to the Administrative Agent and (ii) may be updated by Lawson from time to time after the Closing Date solely with respect to competitors of the Borrowers. Yield Protection: The Credit Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy, liquidity and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a Term Benchmark Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto. The Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III (and all requests, rules, guidelines or directives relating to each of the foregoing or issued in connection therewith) shall be deemed to be changes in law after the Closing Date regardless of the date enacted, adopted, implemented or issued. Limitation of Liability, Expenses and Indemnification: The Administrative Agent, the Lead Arranger, the Lenders and the Issuing Lender (and their affiliates and their respective officers, directors, employees, advisors and agents) shall not have any Liabilities, on any theory of liability, for any special, indirect, consequential or punitive damages incurred by Lawson or any of its subsidiaries arising out of, in connection with, or as a result of, the Transactions, the Facilities or the Credit Documentation. As used

B-15 herein, the term “Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind. The Borrowers shall pay (a) all reasonable and documented out-of- pocket expenses of the Administrative Agent and the Lead Arranger and their affiliates associated with the syndication of the Facilities and the preparation, execution, delivery and administration of the Credit Documentation and any amendment, modification or waiver with respect thereto (including the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders in each applicable jurisdiction (and, solely in the case of an actual or perceived conflict of interest, one additional counsel to the affected Lender(s)), and (b) all out-of-pocket expenses of the Administrative Agent, the Issuing Lender and the Lenders (including the fees, disbursements and other charges of one counsel to the Administrative Agent, the Issuing Lender and the Lenders in each applicable jurisdiction (and, solely in the case of an actual or perceived conflict of interest, one additional counsel to the affected Lender(s)) in connection with the enforcement of the Credit Documentation and (c) fees and expenses associated with other advisors and professionals engaged by the Administrative Agent or the Lead Arranger and, to the extent no event of default has occurred and is continuing, approved by Lawson. The Administrative Agent, the Lead Arranger, the Issuing Lender and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) (each an “Indemnified Person”) will have no liability for, and will be indemnified and held harmless against, any Liabilities or expenses (including the fees, disbursements and other charges of counsel) incurred by such Indemnified Person in connection with or as a result of: and (i) the Transactions or the execution and delivery of the Credit Documentation and any agreement or instrument contemplated thereby; (ii) the funding of the Facilities, issuance of letter of credit thereunder, or the use or the proposed use of proceeds thereof; (iii) any act or omission of the Administrative Agent in connection with the administration of the Credit Documentation; (iv) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Lawson or any of its subsidiaries, or any environmental liability resulting from the handling of hazardous materials or violation of environmental laws, related in any way to Lawson or any of its subsidiaries; and (v) any actual or prospective claim, litigation, investigation, arbitration or administrative, judicial or regulatory action or proceeding (each, a “Proceeding”) in any jurisdiction relating to any of the foregoing (including in relation to enforcing the terms of the limitation of liability and indemnification referred to above), regardless of whether or not any Indemnified Person is a party thereto and whether or not such Proceeding is brought by any Borrower, its affiliates or equity holders or any other party; provided that such indemnification shall not, as to any Indemnified Person, be available to the extent that such Liabilities or expenses are found in a final judgment by a court of competent

B-16 jurisdiction to have resulted from (x) the gross negligence, willful misconduct or bad faith of the Indemnified Person or (y) from disputes solely among the Indemnified Persons (other than (A) as a result of any act or omission of any Borrower or any of its affiliates and (B) any claims against an Indemnified Person in its capacity or in fulfilling its role as the Lead Arranger, the Issuing Lender, the Swing Line Lender, the Administrative Agent, or any other agent or any other similar role under the Facilities). Governing Law: This Term Sheet and any related commitment letter and fee letter are, and the Credit Documentation will be, governed by the internal laws of the State of Illinois. Counsel to the Administrative Agent and the Lead Arranger: Sidley Austin LLP.

B-I-1 Annex I Interest and Certain Fees Interest Rate Options: The applicable Borrower may elect that the loans comprising each borrowing bear interest at a rate per annum equal to: (a) the Alternate Base Rate (such loans herein referred to as “ABR Loans”) plus the Applicable Margin (solely in the case of loans denominated in U.S. Dollars that are made to Borrowers organized in the United States); (b) the Canadian Prime Rate (as defined in, and agreed pursuant to, the Credit Documentation) (such loans herein referred to as “Canadian Prime Loans”) plus the Applicable Margin (solely in the case of loans denominated in Canadian Dollars that are made to Borrowers organized in Canada); or (c) the Adjusted Term SOFR Rate (which will include a pricing adjustment equal to 10 basis points for 1, 3 and 6 month tenors) (in the case of loans denominated in U.S. Dollars) or CDOR (in the case of loans denominated in Canadian Dollars) (or any other relevant rate as required pursuant to the Administrative Agent’s backoffice requirements), in each case, subject to a “zero floor” and as shall be defined in, and agreed pursuant to, the Credit Documentation (such loans herein referred to as “Term Benchmark Loans”) plus the Applicable Margin; provided, that all Swing Line Loans shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin. As used herein: “Alternate Base Rate” or “ABR” means the greatest of (a) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. changing when and as said prime rate changes (the “Prime Rate”), (b) the NYFRB Rate (to be defined in the Credit Documentation) on such day plus 0.5% and (c) the Adjusted Term SOFR Rate for a one month interest period on such day plus 1%. If the ABR as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum. “Applicable Margin” means, a margin (subject to adjustment after the Closing Date as described in “Performance Pricing” below) with respect to: 1.50% in the case of ABR Loans and Canadian Prime Loans 2.50% in the case of Term Benchmark Loans The Credit Documentation will contain (x) the Administrative Agent’s customary terms and conditions with respect to the foregoing defined terms as well as with respect to available interest rate options for loans denominated in currencies other than U.S. Dollars, and (y) provisions to be mutually agreed with respect to a replacement of reference rates.

B-I-2 Performance Pricing: Following the Administrative Agent’s receipt of the applicable financial statements for Lawson’s first full fiscal quarter ending after the Closing Date, the Applicable Margins, as well as the commitment fee and the Letter of Credit Fee, will be subject to performance pricing adjustments as set forth in the pricing grid attached hereto. Interest Payment Dates: In the case of ABR Loans and Canadian Prime Loans, interest shall be payable on the first day of each quarter, upon any prepayment due to acceleration and at final maturity. In the case of Term Benchmark Loans, interest shall be payable in arrears on the last day of each interest period and, in the case of an interest period longer than three months, quarterly, upon any prepayment and at final maturity. Revolving Facility Commitment Fee: A commitment fee equal to 0.30% per annum (subject to adjustment after the Closing Date as described in “Performance Pricing” above) on the average daily unused portion of the Revolving Commitment, payable quarterly in arrears to the Administrative Agent for the ratable benefit of the Lenders under the Revolving Facility (including JPMorgan in its capacity as a Lender) from the Closing Date until termination of the Revolving Commitment. For purposes of calculating the commitment fee, Swing Line Loans shall not be considered usage of the Revolving Facility. Delayed Draw Term Loan Facility Commitment Fee: A commitment fee equal to 0.30% per annum (subject to adjustment after the Closing Date as described in “Performance Pricing” above) on the average daily unused portion of the Delayed Draw Term Loan Commitment, payable quarterly in arrears and upon the termination or expiration of all of the Delayed Draw Term Loan Commitment to the Administrative Agent for the ratable benefit of the Lenders under the Delayed Draw Term Loan Facility (including JPMorgan in its capacity as a Lender) from the Closing Date until the termination or expiration of all of the Delayed Draw Term Loan Commitment. Ticking Fee: A ticking fee, payable to each proposed Lender that submits a commitment in respect of the Facilities prior to the Closing Date, at a rate of 0.30% per annum on the aggregate amount of the submitted commitment of each such proposed Lender, accruing from and including (i) April 30, 2022 (or, in the case of any person that submits a commitment in respect of the Facilities after April 30, 2022, such later date) until and including (ii) the earlier to occur of (A) the Closing Date and (B) the date of termination or expiration of the commitment letter in respect of the Facilities. Letter of Credit Fees: Letter of Credit: A letter of credit fee, equal to the Applicable Margin for Term Benchmark Loans, on the daily maximum amount available to be drawn under all Letters of Credit, payable quarterly in arrears to the Administrative Agent for the ratable benefit of the Lenders under the Revolving Facility (including the Issuing Lender). Fronting Fee: A fronting fee on the face amount of each Letter of Credit issued by the Issuing Lender shall be payable to the Issuing Lender in an amount separately agreed upon, together with any documentary and processing charges in accordance with the Issuing Lender’s standard schedule for such charges

B-I-3 with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of each letter of credit and each drawing made thereunder. Default Rate: After default upon request of the Administrative Agent or the Required Lenders, the applicable interest rate and Letter of Credit Fee will be increased by 2% per annum (and new Term Benchmark Loans may be suspended). Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR Loans. Rate and Fee Basis: All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate and in the case of Loans bearings interest by reference to the CDOR Rate or the Canadian Prime Rate) for actual days elapsed.

B-I-4 PRICING GRID TOTAL NET LEVERAGE RATIO TERM BENCHMARK APPLICABLE MARGIN ABR AND CANADIAN PRIME APPLICABLE MARGIN COMMITMENT FEES > 3.75 to 1.0 2.75% 1.75% 0.35% < 3.75 to 1.0 > 3.00 to 1.0 2.50% 1.50% 0.30% < 3.00 to 1.0 > 2.25 to 1.0 2.00% 1.00% 0.25% < 2.25 to 1.0 > 1.50 to 1.0 1.50% 0.50% 0.20% < 1.50 to 1.0 1.00% 0.00% 0.15% The applicable margins and fees shall be determined in accordance with the foregoing table based on the most recent annual or quarterly financial statements of Lawson delivered pursuant to the Credit Documentation (the “Financials”). Adjustments, if any, to the applicable margins and fees shall be effective on the date that the Administrative Agent has received the applicable Financials. If Lawson fails to deliver the Financials to the Administrative Agent at the time required pursuant to the Credit Documentation, then the applicable margins and fees shall be the highest applicable margins and fees set forth in the foregoing table until the date that such Financials are so delivered.